Exhibit 99.1
China Executive Education Corp. Announces Second Quarter 2010 Financial Results

-- Revenue for the second quarter was $4.60 million, up 3.40% sequentially from $4.45 million in the first quarter

-- Net Income for the second quarter was $1.93 million, up 156.94% sequentially from $0.75 million in the first quarter

-- EPS for the second quarter was $0.09, up 200% from $0.03 in the first quarter

-- Revenue for the six months ended June 30, 2010 was $9.04 million

-- Net Income for the six months ended June 30, 2010 was $2.69 million

-- EPS for the six months ended June 30, 2010 was $0.12

HANGZHOU, P.R. China, August 19, 2010 – (GLOBE NEWSWIRE) – China Executive Education Corp. (OTCBB: CECX) (“China Executive Education” or “the Company”), a China-based executive training company designed to fit the needs of Chinese entrepreneurs with classes to improve their skills on marketing, sales, public speaking, leadership, business motivation and a variety of business management skills, announced today its financial results for the second quarter of fiscal 2010.

Financial Highlights for the Second Quarter ended June 30, 2010

-- Total revenue for the second quarter was $4.60 million.

-- Gross profit for the second quarter was $3.83 million, yielding a gross margin of 83.31%.

-- Operating income for the second quarter was $2.43 million.

-- Net income for the second quarter was $1.93 million, with a net margin of 42.07%.

-- EPS for the second quarter was $0.09 per basic and diluted share.

Kaien Liang, Chairman and Chief Executive Officer of China Executive Education Corp., commented: “We are very pleased with our second quarter performance, which was highlighted by significant increases in net income and earnings per share. Our second quarter results reflect the rising demand for business training services in the rapidly developing Chinese economy, as well as the strength of our executive training platform and featured lecture events. We are confident that the positive growth trend established in our six-month financial performance will continue throughout fiscal 2010 and beyond.”

Financial results for the second quarter ended June 30, 2010

China Executive Education reported total revenue of $4.60 million for the second quarter ended June 30, 2010, representing an increase of 3.40% sequentially from $4.45 million in the first quarter, or an increase of 145.17% from $1.87 million for the same period in 2009. Because the Company began operations on April 23, 2009, a complete year-over-year comparison is not available.

The Company's proprietary training courses generated 36.58% of its total revenue in the second quarter of 2010, and its featured lectures business generated the remaining 63.42% of total revenue. Proprietary training courses revenue was $1.68 million for the second quarter of 2010 and was generated through training programs provided to more than 1,177 Chinese business owners and executives from multiple provinces and industries during the three months ended June 30, 2010.

Overall cost of sales was $0.77 million, or 16.69% of revenue, in the second quarter of fiscal 2010. Gross profit was $3.83 million in the second quarter of fiscal 2010. Gross margin for the period was 83.31%. Selling expenses were approximately $0.65 million for the second quarter, or 46.79% of total operating expenses, and consisted primarily of sales commission paid to outside agents for student recruiting and salaries paid to out-source marketing and sales forces. General and administrative ("G&A") expenses were approximately $0.74 million for the second quarter, or 53.21% of total operating expenses. Selling and G&A expenses represented 14.24% and 16.20% of total revenues for the quarter, respectively.

Financial results for the six months ended June 30, 2010

China Executive Education Corp. reported total revenue of $9.04 million for the six months ended June 30, 2010. The Company's proprietary training courses generated $3.92 million, or 43.30% of total revenue, for the six-month period. The featured lectures business generated $5.13 million, or 56.70% of total revenue, for the same period. Because the Company began operations on April 23, 2009, a complete year-over-year comparison is not available.

For the six months ended June 30, 2010, the Company provided its training programs to more than 2,741 Chinese business owners and executives from different provinces and industries. Total operating expenses were $3.28 million for the six months ended June 30, 2010.

Net income was $2.69 million for the six months ended June 30, 2010. Basic and diluted earnings per share were $0.12 for the six-month period.

The strength of the Company’s six-month results was attributable to a number of factors, including strong market demand for quality executive training programs in China and an effective execution in its Hangzhou and Shanghai locations. The Company believes that its intelligent business model and early positioning in its target market have given it a considerable advantage over its competitors. Sales revenue has increased dramatically since the Company was established on April 23, 2009, at which time only 11 training courses were offered to students. At this point, the Company has expanded its course offerings to more than 22 courses, resulting in greater sales opportunities and increased business. Furthermore, additional marketing and sales efforts, as well as other advertising efforts, were implemented during the six months ended June 30, 2010.

Financial Condition

As of June 30, 2010, China Executive Education had approximately $6.69 million in cash and cash equivalents, $4.20 million in working capital, and no long-term debt. Shareholders' equity at June 30, 2010 was approximately $4.52 million, an increase of 26.30% from approximately $3.58 million at December 31, 2009.

Business Outlook

China Executive Education believes that as the number of entrepreneurs and affluent businessmen in China increases, it will be able to continue to expand its network into other commercial cities of China to offer a variety of business programs that serve their needs. The Company believes that its proprietary business training programs serve a need in the rapidly changing and surging economy of China. At the same time, the Company looks forward to collaborating with other education consulting companies to offer more courses to its clients in different regions of China, which it believes will continue to lead to a strong increase in the numbers of companies it can serve.

Mr. Liang stated, “Our client base and revenues have grown continuously from month to month since our inception, and we fully anticipate sustained growth for the foreseeable future. As we enter the second half of fiscal 2010, we remain focused on the continued expansion of our business model as we extend our national sales network and increase our marketing efforts in order to capitalize on the numerous untapped growth opportunities in China’s commercial cities. Additionally, we intend to broaden our course offerings and services to yield greater revenues in 2010 and beyond. As ever, we remain dedicated to becoming China’s top provider of business training services. The Company looks forward optimistically to the future and to sharing additional new and positive developments with our shareholders as they transpire.”

About China Executive Education Corp.

China Executive Education Corp., operating through MYL Business, is a fast-growing executive education company in China that offers comprehensive professional training programs in Hangzhou and Shanghai, two prosperous and commercial cities of China. Through open-enrollment training programs, including proprietary training courses and featured lectures, the Company provides Chinese business executives with a different variety of business training such as sales, marketing, leadership development and highly effective personal skill development focused on decision-making skills, negotiation skills, public speaking skills and people skills. The training courses include a 7-course package for CEOs, as well as 22 other business development courses. We are also one of very few business education training companies in China with the reputation and resources to attract world-renowned masters such as management guru Tom Peters, leadership guru John Maxwell, and relationship guru John Gray to China. China Executive Education Corp. will continue to pave the way for Chinese entrepreneurs who would like to have greater success going forward, helping them to reach international markets more easily. Since formally launching in April 2009, the Company has provided its training programs to approximately 2,874 Chinese business owners and executives from a broad range of industries.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding the Company's financial condition, future revenue and growth strategy, the demand for executive training programs in China, the success of our sales and marketing efforts, our ability to capitalize on potential growth opportunities throughout China, our ability to become China’s leading provider of business training services, our ability to continue to attract world-renowned masters and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment of the PRC and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CHINA EXECUTIVE EDUCATION CORP.
 CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,2010	December 31, 2009
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$6,692,589	$6,381,770
Restricted cash	294,923	-
Accounts receivable, net of allowance	12,650	33,324
Other receivables	1,886,061	1,008,565
Advances to vendors	915,646	731,365
Total current assets	9,801,869	8,155,024

PROPERTY AND EQUIPMENT, NET	270,350	87,369

OTHER ASSET	-	91,505

TOTAL ASSETS	10,072,219	8,333,898

CURRENT LIABILITIES
Advance from customers	2,788,348	3,628,810
Taxes payable	812,684	537,541
Payroll payable	91,043	90,419
Other payables and accrued liabilities	317,760	592,788
Dividend payable	1,593,199	-
Total current liabilities	5,603,034	4,849,558

STOCKHOLDERS' EQUITY

Common Stock, $0.001 par value 70,000,000 shares authorized,
22,660,200 shares and 21,560,000 shares issued and outstanding
at June 30, 2010 and December 31, 2009, respectively	22,660	21,560
Additional paid-in capital	1,390,611	66,311
Statutory reserve	358,026	358,026
Retained earnings	2,895,544	3,131,806
Accumulated other comprehensive income (loss)	(146,295)	1,592
Total stockholders' equity	4,520,545	3,579,295
Non-controlling interest	(51,361)	(94,955)
Total Equity	4,469,185	3,484,340

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,072,219	$8,333,898

CHINA EXECUTIVE EDUCATION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended June 30, 2010	From Inception (April 23, 2009) to June 30, 2009	Six months ended June 30, 2010	From Inception (April 23, 2009) to June 30, 2009

Revenues	$4,596,776	$1,874,937	$9,042,408	$1,874,937
Cost of revenue	767,357	908,085	2,282,101	908,085
Gross profit	3,829,420	966,852	6,760,306	966,852

Operating expenses
Selling expenses	654,758	65,265	1,373,859	65,265
General and administrative expenses	744,660	93,918	1,907,942	93,918
Total operating expenses	1,399,418	159,182	3,281,801	159,182

Income from operations	2,430,002	807,670	3,478,505	807,670

Other income (expenses)
Interest income (expenses)	4,713	(13,265)	4,952	(13,265)
Other income (expenses)	95,228	(4,345)	95,228	(4,345)
Total Other income(expenses)	99,941	(17,609)	100,179	(17,609)

Income before income taxes	2,529,943	790,061	3,578,684	790,061

Provision for income taxes	596,269	266,224	892,437	266,224

Net income	1,933,674	523,837	2,686,247	523,837
Less: net income attributable to non-controlling interest	61,067	(274,835)	44,005	(274,835)
Net income attributable to the Company	1,872,607	798,672	2,642,242	798,672

Comprehensive income
Total foreign currency translation gain (loss)	(149,328)	252	(147,887)	252
Less: foreign currency translation gain attributable to non-controlling interest	(336)	(64)	(411)	(64)
Foreign currency translation gain (loss) attributable
to common stockholders	(149,664)	188	(148,298)	188

Comprehensive income attributable to the Company	$1,722,943	$798,860	$2,493,944	$798,860

Basic and diluted income per common share	$0.09	$0.02	$0.12	$0.02

Basic and diluted weighted average common shares outstanding	22,199,160	21,560,000	22,119,691	21,560,000

Cash dividends per common share	$0.06	$-	$0.06	$-

CHINA EXECUTIVE EDUCATION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	For the six months ended June 30
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,686,247	$523,837
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	21,607	61
Stock issued for services	105,000	-
Changes in assets and liabilities
(Increase) decrease in -
Restricted cash	(293,008)
Accounts receivable	20,768	-
Other receivables	(864,154)	(352,662)
Advances for vendor	(178,075)	-
Increase (decrease) in -
Advance from customers	(859,864)	1,962,191
Payroll Payable	-	5,591
Taxes payable	266,515	392,645
Other payables and accrued liabilities	(264,581)	469,627
Net cash provided by operating activities	640,456	3,001,291

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(202,800)	(3,305)
Net cash used in investing activities	(202,800)	(3,305)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder capital contributions	-	87,808
Dividend paid	(1,285,305)	-
Proceeds from issuance of commom stock under a private placement	1,220,400	-
Net cash provided by (used in) financing activities	(64,905)	87,808

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(61,932)	1,097

NET INCREASE IN CASH & CASH EQUIVALENTS	310,819	3,086,890

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	6,381,770	-

CASH & CASH EQUIVALENTS, END OF PERIOD	$6,692,589	$3,086,890

Supplemental disclosures of cash flow information:
Income tax paid	$702,812	$-
Interest paid	$-	$-

Non-cash investing and financing activities
Common stock issued for services	$105,000	$-
Dividend declared	$2,878,504	$-

This information is intended to be reviewed in conjunction with the Company's filings with the Securities and Exchange Commission.

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Alexander Nachman
RedChip Companies, Inc.
1-800-733-2447, Ext. 118
1-407-644-4256, Ext. 118
info@redchip.com
http://www.redchip.com

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SOURCE: China Executive Education Corp.